Amended and Restated as of April 4, 2023
AMENDED AND RESTATED
BYLAWS
OF
VMWARE, INC.
Incorporated under the Laws of the State of Delaware

ARTICLE I
OFFICES AND RECORDS

Section 1.1Offices. VMware, Inc. (the “Corporation”) may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
Section 1.2Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.
ARTICLE II

STOCKHOLDERS
Section 2.1Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, if any, and time as may be fixed by resolution of the Board of Directors.
Section 2.2Special Meeting. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock and the Certificate of Designations filed by the Corporation with respect thereto (collectively, a “Certificate of Designations”), and except as set forth in the Corporation’s Certificate of Incorporation, as amended or restated (the “Certificate of Incorporation”), special meetings of stockholders of the Corporation may be called only by (1) the Chairman of the Board of Directors or (2) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of directors then in office.
Section 2.3Place of Meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal executive office of the Corporation. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may determine that any such meeting shall not be held at any place, but may instead be held solely by means of remote communication.
Section 2.4Notice of Meeting. Written or printed notice, stating the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Except as otherwise permitted by Section 2.8, business may not be conducted at a special meeting of stockholders unless it has been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.6 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and, unless the Certificate of Incorporation otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
Section 2.5Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of shares of then-outstanding capital stock of the Corporation representing a majority of the then-outstanding shares entitled to vote generally at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a separate class or series, the holders of a majority of the then-outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Attendance of a person at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened shall not constitute the presence of such person for the purposes of determining whether a quorum exists. The chairperson of the meeting or the holders of shares representing a majority of the votes entitled to be cast by stockholders so present may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place, if any, of the adjourned meeting or the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting need be given except as required by law; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.6Conduct of Business. Such person as the Board of Directors or the chief executive officer may have designated shall call to order any meeting of the stockholders and act as chairperson of the meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time. The date and time for the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 2.7Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary or his or her representative at or before the time of the meeting at which such proxy will be voted. No proxy shall be valid after three years from the date of its execution, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.
Section 2.8Notice of Stockholder Business and Nominations.
(A)Annual Meetings of Stockholders.
(1)Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Paragraphs (A)(2) and (A)(3) of this Section 2.8 is delivered to, or mailed to and received by, the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (iii) who complies with the notice procedures set forth in Paragraphs

(A)(2) and (A)(3) of this Section 2.8 or (d) as provided in the Stockholder Agreement, dated as of November 1, 2021 between the Corporation and the stockholders party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time). Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition, for business (other than the nomination of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws, and applicable law.
(2)For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Paragraph (A)(1) of this Section 2.8, the stockholder (a) must have given timely notice thereof in writing to the Secretary and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of any annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder, to be timely, must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Except as provided in Section 2.5 of these Bylaws, the public announcement of an adjournment of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)To be in proper form for purposes of this Section 2.8, a stockholder’s notice to the Secretary (whether pursuant to this Paragraph (A) or Paragraph (B) of this Section 2.8) must set forth:
(a) as to each Proposing Person (as defined below) (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (ii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);
(b) as to each Proposing Person, (i) any derivative, swap, or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such derivative, swap, or other transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the Corporation, or which derivative, swap, or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of capital stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap, or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap, or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap, or other transactions; (ii) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding, or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the Corporation (including the number of shares and class or series of capital stock of the Corporation that are subject to such proxy, agreement, arrangement, understanding, or relationship); (iii) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of capital stock of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”); (iv) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (v) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; and (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(c) if such notice pertains to the nomination by the stockholder of a person or persons for election to the Board of Directors (each, a “nominee”), as to each nominee, (i) the name, age, business and residence address, and principal occupation or employment of the nominee; (ii) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (iii) such nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected; and (iv) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.8 if such nominee were a Proposing Person;
(d) if the notice relates to any business (other than the nomination of persons for election to the Board of Directors) that the stockholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of each Proposing Person;
(e) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and
(f) a representation whether any Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
(4)The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.
(5)Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming all of the Corporation’s nominees for director or specifying the size of the increased Board of Directors at least 120 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice pursuant to this Section 2.8 shall also be considered timely, but only with respect to nominees for any new seats on the Board of Directors created by such increase, if it is delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(B)Special Meetings of Stockholders.
(1)No business other than that stated in the Corporation’s notice of a special meeting of stockholders shall be transacted at such special meeting. If the business stated in the Corporation’s notice of a special meeting of stockholders includes electing one or more directors to the Board of Directors, nominations of persons for election to the Board of Directors at such special meeting may be made (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Paragraph (B)(2) of this Section 2.8 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the special meeting, (ii) who is entitled to vote at the meeting and upon such election, and (iii) who complies with the notice procedures set forth in Paragraph (B)(2) of this Section 2.8; provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation’s notice of the meeting.
(2)If a special meeting has been called in accordance with Section 2.2 for the purpose of electing one or more directors to the Board of Directors, then for nominations of persons for election to the Board of Directors to be properly brought before such special meeting by a stockholder pursuant to clause (b) of Paragraph (B)(1) of this Section 2.8, the stockholder (a) must have given timely notice thereof in writing and in the proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (a) the 90th day prior to such special meeting and (b) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this Paragraph (B) of this Section 2.8, such notice shall set forth the information required by clauses (a), (b), (c), (e), and (f) of Paragraph (A)(3) of this Section 2.8.
(C)General.
(1)Only such persons as are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at an annual or special meeting of directors to serve as directors, and no business may be conducted at a meeting of stockholders unless it has been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such non-compliant proposal or nomination be disregarded.
(2)Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(3)For purposes of this Section 2.8, (a) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and (b) “Proposing Person” means (i) the stockholder giving the notice required by Paragraph (A) or Paragraph (B) of this Section 2.8, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (iii) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.
(4)Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the nomination of persons for election to the Board of Directors or the proposal of business to be considered by the stockholders at a meeting of stockholders. Paragraph (A) of this Section 2.8 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.8 shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except to the extent provided in Rule 14a-11 promulgated under the Exchange Act, or (c) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.
Section 2.9Required Vote. Except as otherwise provided by law, the Certificate of Incorporation, any Certificate of Designations or these Bylaws, when a quorum is present, the affirmative vote of the holders of shares representing at least a majority of votes actually present in person or represented by proxy at the meeting and entitled to vote on a matter constitutes the act of the stockholders. No stockholder shall be entitled to exercise any right of cumulative voting. Every reference in these Bylaws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of then-outstanding capital stock of the Corporation (or any one or more classes or series of such stock) shall refer to such majority or other proportion of the votes to which such shares of capital stock entitle their holders to cast as provided in the Certificate of Incorporation or any Certificate of Designations.
Section 2.10Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
The chairperson of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
Section 2.11Stockholder Action by Written Consent. Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.
Section 2.12Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. If the meeting is to be held solely by means of remote communication, then, in addition to the foregoing requirements, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.13Specification of Treatment of Abstentions and Broker Non-Votes. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast on a matter affirmatively or negatively shall be valid and binding upon the Corporation. For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast.
ARTICLE III

BOARD OF DIRECTORS
Section 3.1General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.
Section 3.2Number, Tenure, Qualifications and Election of Directors.
(A)The Board of Directors shall consist of not less than six nor more than twelve members. Subject to the limitations of the foregoing sentence and the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors which the Corporation would have if there were no vacancies at the time such resolution is adopted (the “Entire Board of Directors”).
( B)Each director shall be elected at the annual meeting of stockholders in the manner set forth in the Certificate of Incorporation. A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder intends to nominate a person for election to the Board in compliance with either (x) the advance notice requirements for stockholder nominees for director set forth in Section 2.8 of these Bylaws, or (y) Rule 14a-11 under the Exchange Act; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
(C)Each director shall be elected by the vote of the majority of the votes cast with respect to such director at any meeting for the election of such director at which a quorum is present, provided that, except as otherwise provided by the Certificate of Incorporation, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 3.2, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee for director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who has so tendered his or her resignation will not participate in the Board of Directors’ decision.
(D)The directors, other than those who may be elected by holders of any series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Entire Board of Directors. The class designation and term of office of each director in office at the time of adoption of these Amended and Restated Bylaws on November 1, 2021 (the “Effective Time”) shall remain unchanged following the Effective Time. At each annual meeting of stockholders following the Effective Time, successors to the members of the class of directors having a term expiring at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class to be as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If an additional director could be added to more than one class, such director shall be added to the class with the shortest remaining term.
Section 3.3Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 3.4Special Meetings. Special meetings of the Board of Directors shall be called by the Chairman of the Board, the Chief Executive Officer or a majority of directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, and time of the meetings.
Section 3.5Notice. Notice of any special meeting of directors shall be given to each director at his or her business or residence (as he or she may specify) in writing by hand delivery, first-class mail, overnight mail or courier service, confirmed facsimile transmission or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If given by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If given by telephone, hand delivery or confirmed facsimile transmission or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.6 of these Bylaws.

Section 3.6Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.7Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 3.8Quorum; Voting. Subject to Section 3.9, at all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, the directors present thereat may adjourn the meeting without further notice. Attendance of a director at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened shall not constitute the presence of such director for the purposes of determining whether a quorum exists. Except as otherwise provided by the Certificate of Incorporation, the act of a majority of directors present at a meeting at which there is a quorum constitutes the act of the Board of Directors.
Section 3.9Vacancies. Except as otherwise provided by the Certificate of Incorporation or a Certificate of Designations, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. No decrease in the number of directors shall shorten the term of any incumbent director.
Section 3.10Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.
No committee shall have the power or authority in reference to any of the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) altering, amending or repealing any Bylaw, or adopting any new Bylaw.

Section 3.11Removal. Any director may be removed from office at any time, only for cause, by the affirmative vote of holders of at least a majority of the votes entitled to be cast to elect any such director.
Section 3.12Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors, and of any committee thereof, and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
Section 3.13Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, that shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.14Chairman of the Board. The Chairman of the Board, who shall not be deemed an officer of the Corporation, shall be chosen from among the directors. The Chairman of the Board shall, if present and except as set forth in Section 4.3, preside at all meetings of the Board of Directors. The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or these Bylaws. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. He or she may also preside at any such meeting attended by the Chairman of the Board if he or she is so designated by the Chairman.
ARTICLE IV

OFFICERS
Section 4.1Officers Designated. The elected officers of the Corporation (the “Elected Officers”) shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such other officers as the Board of Directors from time to time may deem proper. Elected Officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Elected Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. Subject to the requirements of the Certificate of Incorporation, the Chairman of the Board or Chief Executive Officer may appoint, such other officers (including one or more Treasurers, Controllers, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) (each, an “Appointed Officer”) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such Appointed Officers and agents shall have such powers and duties as generally pertain to their respective offices and shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by Chairman of the Board or Chief Executive Officer, as the case may be.
Section 4.2Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but, subject to the requirements of the Certificate of Incorporation, any officer may be removed pursuant to the provisions set forth in Section 4.8.
Section 4.3Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall act in a general executive capacity and shall control the business and affairs of the Corporation. Subject to the requirements of the Certificate of Incorporation, the Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors informed of material developments regarding the business of the Corporation and shall consult with them concerning the business of the Corporation.

Section 4.4President. The President shall have such duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these Bylaws and, in the absence or incapacity of the Chief Executive Officer, shall also perform the duties of that office. In general, the President shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
Section 4.5Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Chairman of the Board, Chief Executive Officer, such other officer who the Vice President reports into or by the Board of Directors.
Section 4.6Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. He or she shall assist the Chairman of the Board and the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs. The Chief Financial Officer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Chief Financial Officer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.
Section 4.7Secretary. The Secretary shall keep, or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation, these Bylaws and as required by law; he or she shall be custodian of the records and the seal of the Corporation; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.
Section 4.8Removal. Except as otherwise provided by the Certificate of Incorporation, any Elected Officer may be removed by the affirmative vote of a majority of directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. Any Appointed Officer may be removed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer whenever, in their, his or her judgment, the best interests of the Corporation would be served thereby. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.
Section 4.9Vacancies. Except as otherwise provided by the Certificate of Incorporation, any newly created elected office and any vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation or removal may be filled by the Chairman of the Board or the Chief Executive Officer.
ARTICLE V

STOCK
Section 5.1Stock Certificates and Transfers; Direct Registration.
(A)The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Subject to the satisfaction of any additional requirements specified in the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.
The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
(B)Notwithstanding any other provision in these Bylaws, the Board of Directors may resolve to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange listing rules. Any Direct Registration System so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.
Section 5.2Record Date.
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting of stockholders, nor more than 60 days prior to the time for such other action as described above. If the Board of Directors so fixes a date for notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.2 at the adjourned meeting.
Section 5.3Lost, Mutilated, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, mutilated, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors, or any financial officer of the Corporation, may in its, or his or her, discretion require.

ARTICLE VI

MISCELLANEOUS PROVISIONS
Section 6.1Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 6.2Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.
Section 6.3Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “VMware, Inc.”
Section 6.4Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or any committee thereof.
Section 6.5Reliance upon Books, Reports and Records. The Board of Directors, each committee thereof, each member of the Board of Directors and such committees and each officer of the Corporation shall, in the performance of its, his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to it or them by any of the Corporation’s officers or employees, by any committee of the Board of Directors or by any other person as to matters that the Board, such committee, such member or such officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 6.6Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 6.7Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, or a committee thereof, and it shall be the duty of the Board of Directors, or such committee, to cause such audit to be done annually.
Section 6.8Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective, other than as required by Section 3.2.
Section 6.9Indemnification and Insurance.
(A)As and to the extent provided in the Certificate of Incorporation, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists at the Effective Time or may hereafter be amended. Any repeal or modification of this paragraph (A) shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.
(B)The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees and expenses, judgments, fines, amounts to be paid in settlement and excise payments or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”)) reasonably incurred by such Covered Person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in this Section 6.9, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. The Corporation may, by the action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
(C)The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees and expenses) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 6.9 or otherwise. The rights contained in this paragraph (C) shall inure to the benefit of a Covered Person’s heirs, executors and administrators.
(D)If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 6.9 is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
(E)The rights conferred on any Covered Person by this Section 6.9 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws or the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.
(F)The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such individual or entity against such expense, liability or loss under the DGCL.
(G)The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person is entitled to collect and is collectible as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.
(H)Any repeal or modification of the foregoing provisions of this Section 6.9 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
(I)This Section 6.9 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons, to a greater extent or in an manner otherwise different than provided for in this Section 6.9 when and as authorized by appropriate corporate action.
(J)If this Section 6.9 or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify each Covered Person entitled to indemnification under paragraph (B) of this Section 6.9 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Covered Person and for which indemnification is available to such Covered Person pursuant to this Section 6.9 to the fullest extent permitted by any applicable portion of this Section 6.9 that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 6.10Establishing Forum for Certain Actions. Unless the Corporation consents in writing to the selection of any alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine.
Section 6.11 Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, so long as (i) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholder, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE VII

CONTRACTS, PROXIES, ETC.
Section 7.1Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time specify. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer or such other persons as the Board of Directors may authorize may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer or such other persons as the Board of Directors may authorize may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.
Section 7.2Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.
ARTICLE VIII
AMENDMENTS
Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting; provided, however, that, in the case of amendments by the Board of Directors, notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the Entire Board of Directors shall be required to alter, amend or repeal any provision of these Bylaws, or to adopt any new Bylaw. Notwithstanding any other provision of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by the Certificate of Incorporation or by a Certificate of Designations, the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of Common Stock shall be required for the stockholders of the Corporation to alter, amend or repeal any provision of these Bylaws, or to adopt any new Bylaw; provided, however, that, the affirmative vote of the holders of shares representing at least 67% of votes entitled to be cast thereon shall be required for the stockholders of the Corporation to alter, amend, repeal or adopt any Bylaw inconsistent with the following provisions of these Bylaws: Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.8, 2.9 and 2.11 of Article II, Sections 3.1, 3.2, 3.9 and 3.11 of Article III, Section 6.9 of Article VI and this Section 8.1 of Article VIII or in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Bylaw).